Exhibit 99.2

Tarsus Announces Pricing of $100.0 Million Underwritten Public Offering of Common Stock

IRVINE, Calif., August 1, 2023 — Tarsus Pharmaceuticals, Inc. (Nasdaq: TARS) (the “Company” or “Tarsus”), whose mission is to focus on unmet needs and apply proven science and new technology to revolutionize treatment for patients, starting with eye care, today announced the pricing of an underwritten public offering of 5,714,285 shares of its common stock at a public offering price of $17.50 per share, before underwriting discounts and commissions. In addition, Tarsus has granted the underwriters a 30-day option to purchase up to an additional 857,142 shares of common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Tarsus, are expected to be approximately $100.0 million, excluding any exercise of the underwriters’ option to purchase additional shares. The offering is expected to close August 4, 2023, subject to the satisfaction of customary closing conditions.

Goldman Sachs & Co. LLC, BofA Securities, Guggenheim Securities, LLC and Oppenheimer & Co. are acting as joint book-running managers for the offering.

A registration statement relating to the shares to be sold in the offering has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on November 5, 2021. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. The offering is being made only by means of a prospectus supplement and the accompanying prospectus which forms a part of the effective shelf registration statement.

A preliminary prospectus supplement related to the offering (including the accompanying prospectus) has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained, when available, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tarsus Pharmaceuticals, Inc.

Tarsus Pharmaceuticals, Inc. applies proven science and new technology to revolutionize treatment for patients, starting with eye care. Tarsus is advancing its pipeline to address several diseases with high unmet need across a range of therapeutic categories, including eye care, dermatology, and infectious disease prevention. XDEMVYTM (lotilaner ophthalmic solution) 0.25% is FDA approved in the United States for the treatment of Demodex blepharitis. Tarsus is also developing TP-03 for the treatment of Meibomian Gland Disease, which is currently being studied in a Phase 2a clinical trial. In addition, Tarsus is developing TP-04 for the potential treatment of Rosacea and TP-05, an oral tablet for the prevention of Lyme disease. TP-04 and TP-05 are both currently being studied in Phase 2a clinical trials to evaluate safety, tolerability, and proof-of activity.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words, without limitation, “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. Further, there are other risks and uncertainties that could cause actual results to differ from those set forth in the forward-looking statement and they are detailed from time to time in the reports Tarsus files with the Securities and Exchange Commission, including Tarsus’ Form 10-K for the year ended December 31, 2022, filed on March 17, 2023, with the SEC, copies of which are posted on its website and are available from Tarsus without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Tarsus’ management team and speak only as of the date hereof, and Tarsus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Media Contact

Adrienne Kemp

Sr. Director, Corporate Communications

(949) 922-0801

AKemp@tarsusrx.com

Investor Contact:

David Nakasone

Head of Investor Relations

(949) 620-3223

DNakasone@tarsusrx.com